                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

      / /   Preliminary Proxy Statement

      / /   Confidential,  for Use of the  Commission  Only  (as  permitted  by Rule
14a-6(e)(2))

      / /   Definitive Proxy Statement

      / /   Definitive Additional Materials

      /X/   Soliciting Material Under Rule 14a-12

                             EVERLAST WORLDWIDE INC.
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                (Name of Registrant as Specified in Its Charter)

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   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

      /X/   No fee required.

      / /   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
0-11.

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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      / / Fee paid previously with preliminary materials:

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      / / Check box if any part of the fee is offset as provided by Exchange Act
Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration  statement  number, or the form or schedule and the date of its filing.

      (1) Amount previously paid

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      (2) Form, Schedule or Registration Statement No:

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      (3) Filing Party:

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      (4) Date Filed:

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      THIS FILING  CONSISTS OF A PREPARED  STATEMENT  MADE BY THE COMPANY AT ITS
ANNUAL  MEETING OF  STOCKHOLDERS  HELD ON JUNE 1, 2007 AS WELL AS A QUESTION AND
ANSWER SHEET PREPARED BY MANAGEMENT FOR SUCH MEETING.

      I am  pleased  to  announce  that  Everlast  Worldwide  Inc.  has signed a definitive agreement to be acquired by Hidary Group Acquisitions, for $26.50 per share in cash, which constitutes a 14.5% premium to our closing price on May 31,
2007.  The total value of the  transaction  is over $146  million.  Our Board of
Directors  approved  the  agreement  in a  special  meeting  held  today and the transaction is subject to stockholder approval.

      We expect to file a proxy  statement  and complete  the merger  during the third  quarter of 2007 and are very excited  about the  potential  benefits that this transaction may have for our company.

      In addition,  we are pleased with the terms of the  agreement  and plan of merger. In particular,  pursuant to the agreement,  commencing today is a 30-day go-shop period during which we have the right to solicit additional  interest in a transaction.  Following the 30-day go-shop period, we will have the ability to continue  discussions  with any persons who make an acquisition  proposal during the go-shop  period or with any persons with whom we were engaged in discussions concerning an acquisition  proposal.  Under the agreement and plan of merger, we are also entitled to respond to unsolicited proposals during the period prior to the stockholders' vote.

                              Transaction Q&A Sheet

      Question:  Why  does  the  Board  of  Directors  believe  that  it  is  an appropriate time to sell the Company?

      Answer:  While Everlast  Worldwide  Inc.  ("Everlast" or the "Company") is
excited  about  its  future  business  prospects  and  the  development  of  its proprietary  brands,  the all-cash offer of $26.50 per share  represents a 14.5%
premium to the  Company's  closing  price  prior to the  announcement  and a 30%
premium to the average closing price over the last month. The Board of Directors believes that the transaction is in the best interests of its shareholders.

      Question:  Who is the buyer?

      Answer:  Affiliates  of M. Hidary & Company,  Inc.  ("Hidary").  Hidary is
highly experienced in completing acquisitions of this kind.

      Question:  When do you anticipate closing?

      Answer:  We hope to close the  transaction  in the third  quarter of 2007.
Both Everlast and Hidary are committed to closing the  transaction as quickly as possible.

      Question: What could prevent the transaction from closing?

      Answer:  The merger agreement  contains  relatively limited conditions for either  side but is subject to  approval of  Everlast's  shareholders.  For more details, please refer to the definitive proxy statement, which will be mailed to shareholders prior to the shareholders' meeting.

      Question: What percentage of shareholders must approve the transaction?

      Answer: The transaction requires approval by a majority of the outstanding common shares of the Company. Seth Horowitz,  the Chairman,  President and Chief
Executive  Officer  of  Everlast,  and the  Estate of George  Q.  Horowitz  have committed to vote their combined 785,874  beneficially  owned shares in favor of the transaction.

      Question:  Does the transaction require antitrust filings and approval?

      Answer: No. This transaction does not require Hart-Scott-Rodino filings or anti-trust approval.

      Question:  What are the details of Hidary's financing?

      Answer:  Hidary has secured equity and debt financing  commitments.  It is important  to  note  that  there  is no  financing  contingency  in  the  merger agreement.  For more details,  please refer to the definitive  proxy  statement, which will be mailed to shareholders prior to the shareholders' meeting.

      Question: What is the termination fee?

      Answer: Under certain circumstances,  the Company would be required to pay
Hidary a termination  fee of $3.0 million if termination  occurs during a 30-day
"go-shop" period and $4.5 million under certain circumstances if the termination occurs after the "go-shop" period. Additionally, Hidary would be required to pay
Everlast  $3.4 million if the  transaction  was not  consummated  due to certain other circumstances including their failure to finance the transaction. For more details, please refer to the definitive proxy statement, which will be mailed to shareholders prior to the shareholders' meeting.

      Question: Did Everlast entertain competing offers for the Company?

      Answer:  Everlast  took all  actions  that it deemed  appropriate  to both ensure that  shareholders  are  getting  the best price,  while also not risking losing the offer from Hidary. In addition,  during the 30-day period immediately after  signing,  Everlast  may solicit  additional  offers.  Once this "go shop"
period ends, Everlast still has the ability to continue discussions with persons who had made an acquisition  proposal or with whom it was engaged in discussions during the  "go-shop"  period.  In addition,  Everlast may still  respond to any unsolicited  offers.  The  agreement  also  includes a reasonable  and customary termination fee. Details of the circumstances leading up to the transaction will be available in the definitive proxy statement, which will subsequently be filed with the SEC.

      Question:  What is the net asset value of the Company?

      Answer:  We do not calculate such a number,  but we believe that the offer price represents the best value that could be achieved for the underlying assets on an overall basis.

      Question: Will the Company's management team receive severance payments in conjunction with this transaction?

      Answer:   Senior   management  has  reasonable  and  customary   severance
agreements  in  place.  For  more  details,  please  refer to  Everlast's  proxy statement,  which  will be mailed  to  shareholders  prior to the  shareholders'
meeting.

      In  connection  with the  proposed  merger,  the Company will file a proxy statement with the Securities  and Exchange  Commission.  INVESTORS AND SECURITY
HOLDERS  ARE  ADVISED TO READ THE PROXY  STATEMENT  WHEN IT  BECOMES  AVAILABLE,
BECAUSE IT WILL CONTAIN  IMPORTANT  INFORMATION.  Investors and security holders may  obtain a free  copy of the  proxy  statement  (when  available)  and  other documents filed by the Company at the Securities and Exchange  Commission's  web
site at  www.sec.gov.  The proxy  statement and such other documents may also be obtained  for free from the Company by  directing  such  request to the Company,
Attention: Angelo V. Giusti, Secretary, 1350 Broadway, Suite 2300, New York, New
York 10018, Telephone: (212) 239-0990.

      The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of
proxies  from  its   shareholders  in  connection  with  the  proposed   merger.
Information  concerning  the  interests  of the  Company's  participants  in the solicitation is set forth in the Company's  proxy  statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange  Commission,  and in the proxy statement relating to the merger when it becomes available.